Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Bailey Frances Corporation, for the quarter ending July 31, 2010, I, Erik Levine, Chief Executive Officer and Chief Financial Officer of Bailey Frances Corporation hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending July 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended July 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Bailey Frances Corporation.

Date: September 9, 2010

/s/  Erik Levine
Erik Levine
Chief Executive Officer
Chief Financial Officer